Exhibit 1.2

$116,300,000

Sweetwater County, Wyoming
Pollution Control Revenue Refunding Bonds
(Idaho Power Company Project)
Series 2006

Remarketing and Purchase Agreement

This Remarketing and Purchase Agreement (this “Agreement”), dated August 13, 2009, is between Idaho Power Company (the “Company”) and J.P. Morgan Securities Inc. (the “Remarketing Agent”).

WITNESSETH:

WHEREAS, Sweetwater County, Wyoming (the “Issuer”) issued $116,300,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (the “Bonds”), under and pursuant to a Trust Indenture, dated as of October 1, 2006 (the “Original Indenture”), between the Issuer and Union Bank, N.A., formerly known as Union Bank of California, N.A., as trustee (the “Trustee”), and the Issuer loaned the proceeds of the Bonds to the Company pursuant to a Loan Agreement, dated as of October 1, 2006 (the “Loan Agreement”), between the Issuer and the Company; and

WHEREAS, the Company covenanted in the Loan Agreement that, so long as the Bonds are subject to optional or mandatory purchase pursuant to the Original Indenture, it would cause a Remarketing Agent to be appointed to provide for the remarketing of the Bonds in accordance with the Original Indenture; and

WHEREAS, the Company and J.P. Morgan Securities Inc. entered into a Remarketing Agreement, dated as of April 1, 2008 (the “Original Remarketing Agreement”); and

WHEREAS, the Company and the Remarketing Agent desire to terminate the Original Remarketing Agreement upon execution and delivery of this Agreement; and

WHEREAS, the Company became beneficial owner of the Bonds on April 3, 2008; and

WHEREAS, on July 31, 2009 the Company gave notice (the “Rate Change Notice”) pursuant to Section 2.02(d)(ii) of the Original Indenture of its election that the Bonds shall bear interest at a Term Interest Rate (as defined in the Original Indenture), effective as of the date of Closing (as defined below); and

WHEREAS, as a result of the Rate Change Notice, the Bonds will be subject to mandatory purchase under the Original Indenture on the date of Closing; and

WHEREAS, the Company and the Remarketing Agent have agreed that, from and after the date of Closing, the Term Interest Rate Period (as defined in the Indenture) for the Bonds shall be the period through July 14, 2026, and that the Bonds shall bear interest at the rate of 5.25 percent per annum during such period;

NOW, THEREFORE, the parties hereto agree as follows:

On the basis of the representations, warranties and covenants of the Company contained herein, the Remarketing Agent hereby offers to enter into this Agreement, subject to the terms and conditions specified below, for the purchase by the Remarketing Agent of the Bonds tendered by the Company as beneficial owner thereof on the date of Closing.  This offer is made subject to acceptance by the Company prior to 11:59 p.m., New York City time, on the date hereof, and upon such acceptance this Agreement shall be in full force and effect in accordance with its terms and shall be binding upon the Company and the Remarketing Agent.

Article I

Sale, Purchase, Delivery and reoffering

Section 1.1.           Upon the terms and conditions and upon the basis of the representations, warranties and covenants herein set forth, the Company shall tender pursuant to the Original Indenture, and the Remarketing Agent shall purchase, all (but not less than all) of the Bonds at a purchase price of 100 percent of the principal amount thereof.  At 10:00 a.m., New York City time, on August 20, 2009, or at such other time or on such earlier or later date upon which the parties mutually agree (herein called the “Closing”), the Remarketing Agent will pay to the Trustee, for the account of the Company, the purchase price of the Bonds in immediately available funds; the Company will pay to the Remarketing Agent a fee equal to $930,400 in immediately available funds in consideration of the services of the Remarketing Agent hereunder; and the Bonds will be credited to the account of the Remarketing Agent at The Depository Trust Company (“DTC”).  The Closing will take place at the offices of Chapman and Cutler LLP in Salt Lake City, Utah, or at such other place upon which the parties may mutually agree.

Section 1.2.           At the Closing, the following steps will be taken in the order listed, and none of such steps will be considered taken unless and until all such steps have been taken:

(a)                The Remarketing Agent will pay the purchase price of the Bonds to the Trustee.

(b)               The Company, as the beneficial owner of the Bonds, will tender the Bonds to the Trustee for the mandatory purchase required by the Rate Change Notice pursuant to Section 3.02(a)(i) of the Original Indenture.

(c)                The Trustee will cause the Bonds to be credited to the account of the Remarketing Agent at DTC; the Trustee will pay to the Company the purchase price of the Bonds received by it from the Remarketing Agent; and the Company will pay to the Remarketing Agent the fee referred to in Section 1.1.

(d)               At the request of the Remarketing Agent as sole beneficial owner of the Bonds, DTC will execute and deliver to the Remarketing Agent a Consent Agreement consenting to the execution and delivery by the Issuer and the Trustee of the First Supplemental Trust Indenture, to be dated as of the date of Closing (the “First Supplemental Indenture”), amending and supplementing the Original Indenture (the Original Indenture, as amended and supplemented by the First Supplemental Indenture, hereinafter the “Indenture”), and the execution and delivery by the Issuer, the Trustee, the Remarketing Agent, the Company and Ambac Assurance Corporation (“Ambac”) of the Release Agreement, to be dated as of the date of Closing (the “Release Agreement”), in order to terminate the financial guaranty insurance policy issued by Ambac for the benefit of the holders of the Bonds.

(e)                The Issuer and the Trustee will execute and deliver the First Supplemental Indenture, and the Issuer, the Company, the Trustee, Ambac and the Remarketing Agent will execute and deliver the Release Agreement.

(f)                The Remarketing Agent will withdraw the CUSIP number for the Bonds from DTC (with confirmation from the Trustee) and will request a new CUSIP number for the Bonds as amended in accordance with the First Supplemental Indenture and the Release Agreement (with confirmation from the Trustee) in connection with the reoffering of the Bonds described in Section 1.3.

(g)               The Remarketing Agent will cause the Bonds with a new CUSIP number to be credited to the accounts of the purchasers thereof at DTC.

Section 1.3.           Subject to compliance with any applicable provisions of Rule 15c2-12(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Remarketing Agent agrees to reoffer the Bonds to the public through itself and the Co-Managers named in Schedule I hereto (the “Co-Managers”) at a price not in excess of the initial reoffering price set forth on the cover page of, and in the manner set forth in, the Reoffering Circular hereinafter referred to; provided, however, that the Remarketing Agent reserves the right to make concessions to dealers and to change such initial reoffering price as the Remarketing Agent shall deem necessary in connection with the reoffering of the Bonds.  The Remarketing Agent, through itself and the Co-Managers, may offer and sell the Bonds to certain dealers and others, including dealers depositing the Bonds into investment trusts, at prices lower than such initial reoffering price.  In connection with the reoffering of the Bonds, the Remarketing Agent may overallot or effect transactions that stabilize or maintain the market price of the Bonds at a level above that which might otherwise prevail in the open market.  Such stabilizing, if commenced, may be discontinued at any time by the Remarketing Agent without prior notice.

Section 1.4.           A Reoffering Circular, dated August 13, 2009 has been prepared for use in connection with the reoffering of the Bonds.  Appendix A to such Reoffering Circular, including all documents incorporated by reference therein, contains certain information relating to the Company and is sometimes herein referred to separately as “Appendix A.”  Such Reoffering Circular, including Appendix A, all documents incorporated by reference therein and any other appendices thereto, is herein referred to as the “Reoffering Circular,” and all references herein to matters described, contained or set forth in the Reoffering Circular shall, unless specifically stated otherwise, include Appendix A, all documents incorporated by reference therein and any other appendices thereto.  For the purposes of this Agreement, unless stated to the contrary, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Reoffering Circular and incorporated by reference in Appendix A shall be deemed to be an amendment or supplement to the Reoffering Circular.

Section 1.5.           The Company agrees to deliver, or cause to be delivered, to the Remarketing Agent promptly after its acceptance hereof as many copies of the Reoffering Circular as the Remarketing Agent may reasonably request.  By acceptance of this Agreement, the Company hereby authorizes the use of copies of the Reoffering Circular, the Indenture and the Loan Agreement in connection with the reoffering of the Bonds.

Section 1.6.           Subject to Section 3.2, if between the date of this Agreement and 30 days following the Closing any event shall occur which might or would cause the Reoffering Circular to contain any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall notify the Remarketing Agent and if, in the opinion of the Remarketing Agent or the Company, such event requires the preparation and delivery of a supplement or amendment to the Reoffering Circular, the Company will, at the expense of the Company, prepare a supplement or amendment to the Reoffering Circular in a form that shall be reasonably satisfactory to the Company and the Remarketing Agent.  If the Reoffering Circular is so supplemented or amended prior to the date of Closing, such approval by the Remarketing Agent of a supplement or amendment to the Reoffering Circular shall not preclude the Remarketing Agent from thereafter terminating its obligations to purchase and pay for the Bonds pursuant to this Agreement by notification to the Company at any time prior to the date of Closing in accordance with Section 3.2.

Article II

REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE COMPANY

The Company represents and warrants to and covenants with the Remarketing Agent as follows:

Section 2.1.           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Idaho, with the requisite corporate power and authority to own its properties and conduct its business in all material respects as described in the Reoffering Circular; and the Company is duly qualified to transact business as a foreign corporation in all jurisdictions where such qualification is necessary.

Section 2.2.           The Company has given the Rate Change Notice and has not amended or rescinded such Rate Change Notice.

Section 2.3.           The Reoffering Circular does not, and the Reoffering Circular as it may be amended or supplemented at the date of Closing will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation and warranty shall not constitute a representation and warranty as to statements in or omissions from the Reoffering Circular in the statements on the cover page with respect to the initial reoffering price, tax exemption and terms of reoffering, in the statements on page i with respect to stabilization, under “The Issuer,” under “The Bonds – Book-Entry System,” in the second, fourth, fifth, sixth or seventh paragraphs under “Remarketing”, under “Tax Exemption,” or with respect to any appendices other than Appendix A; and provided, further, that the foregoing representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Remarketing Agent for use in connection with the preparation of the Reoffering Circular.

Section 2.4.           The Company has not taken and will not take or omit to take any action the taking or omission of which would in any way cause the proceeds from the sale of the Bonds to be applied or result in such proceeds being applied in a manner other than as provided in the Loan Agreement, the Indenture and the Tax Exemption Certificate and Agreement, dated as of October 3, 2006 (the “Tax Agreement”).

Section 2.5.           There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending to which the Company is a party or as to which any property of the Company is subject or, to the knowledge of the Company, threatened against the Company, which, if adversely decided, would individually or in the aggregate have a material adverse effect on the financial position or results of operations of the Company, the consummation of the transactions contemplated by this Agreement or the validity or enforceability of the Bonds, the Original Indenture, the Loan Agreement, the Tax Agreement, the First Mortgage Bonds (as defined in Section 2.8 hereof), the Company Mortgage (as defined in Section 2.8 hereof) or the Pledge Agreement (as defined in Section 2.8 hereof), or which contests the excludability from gross income for federal income tax purposes of interest on the Bonds, which is not set forth, described or referred to in the Reoffering Circular.

Section 2.6.           This Agreement constitutes, the Amended and Restated Continuing Disclosure Undertaking, to be dated as of the date of Closing, in substantially the form attached as Appendix D to the Reoffering Circular (the “Continuing Disclosure Undertaking”), when duly executed and delivered by the Company, will constitute, and the Release Agreement, when duly executed and delivered by the parties thereto and assuming it constitutes a valid and binding obligation of the parties thereto other than the Company, will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally, to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and to federal and state securities laws and any principles of public policy limiting the enforceability of the indemnification provisions contained herein and therein.  This Agreement, the Loan Agreement, the Indenture and the Bonds conform in all material respects to the descriptions thereof contained in the Reoffering Circular.

Section 2.7.           The Company has duly authorized the execution and delivery of this Agreement, the Release Agreement and the Continuing Disclosure Undertaking, and no consent, authorization or approval by any state or federal governmental body is required to be obtained by the Company in connection with the reoffering of the Bonds in the manner set forth in this Agreement or the execution, delivery and performance of its obligations under this Agreement, the Release Agreement or the Continuing Disclosure Undertaking, except for such orders as have been obtained and are in effect and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the reoffering of the Bonds by the Remarketing Agent.  The execution and delivery by the Company of this Agreement, the Release Agreement and the Continuing Disclosure Undertaking and the performance of its obligations hereunder and thereunder and the compliance by the Company with all of the provisions of the First Mortgage Bonds and the Loan Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject; nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or Bylaws, as amended, of the Company or in a violation of any statute or any order, rule or regulation of any court or governmental agency or other body in the United States having jurisdiction (except for the application of the various state securities or Blue Sky laws, as to which no representation is made) over the Company or any of its properties.

Section 2.8.           The Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R. G. Page (Stanley Burg, successor individual trustee), as trustees, as supplemented by various indentures supplemental thereto (said Mortgage and Deed of Trust as so supplemented being hereinafter called the “Company Mortgage”) constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law), and the Company’s First Mortgage Bonds, Pollution Control Series C (the “First Mortgage Bonds”), delivered as collateral security for the payment by the Company of the principal of and interest on the Bonds pursuant to the Indenture, the Loan Agreement and the Pledge Agreement, have been duly authorized, issued and delivered pursuant to the Pledge Agreement and the Loan Agreement, and have been executed, authenticated, issued and delivered and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of mortgagees’ or creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and are entitled to the benefits of the Company Mortgage; and the Pledge Agreement, dated as of October 1, 2006 (the “Pledge Agreement”), between the Company and the Trustee has been duly authorized, executed and delivered by the Company and the Trustee, and  constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).  The Company Mortgage and the First Mortgage Bonds conform in all material respects to the descriptions thereof contained in the Reoffering Circular.

Section 2.9.           Since the dates as of which information is given in the Reoffering Circular, there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), earnings, business or properties of the Company and its subsidiary considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth, described or referred to in the Reoffering Circular.

Section 2.10.       The Company agrees to cooperate with the Remarketing Agent in any endeavor to qualify the Bonds for reoffering under the securities or Blue Sky laws of such jurisdictions of the United States as the Remarketing Agent may request; and the Company will furnish such information, execute such instruments and take such other action in cooperation with the Remarketing Agent as the Remarketing Agent may reasonably request in connection therewith; provided, however, that the Company shall not be required to register as a dealer or a broker in any such state or jurisdiction or make any additional representations or warranties in connection with the sale of securities, or to subject itself to service of process in any state or jurisdiction in which it is not already so subject. The Company consents to the use of the Reoffering Circular by the Remarketing Agent in obtaining such qualification.

Section 2.11.       No default or event of default or event which, with notice or lapse of time or both, would constitute an event of default or default under the Company Mortgage, the Loan Agreement, the Tax Agreement or the documents executed in connection therewith has occurred and is continuing.

Section 2.12.       The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), including the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, for the registration of non-convertible investment grade debt securities in connection with a primary offering for cash.

Section 2.13.       The audited financial statements of the Company (including the notes thereto) set forth or incorporated by reference in the Reoffering Circular (a) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission thereunder; (b) present fairly the consolidated financial condition of the Company and its subsidiary as of the dates indicated and the consolidated results of its operations and cash flows for the periods therein specified; and (c) have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except for normal year-end adjustments which may affect interim financial statements.  Deloitte & Touche LLP are “independent” with respect to the Company as required by the Exchange Act.

Section 2.14.       The documents incorporated by reference in Appendix A, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.15.       The Company has such valid franchises, permits, licenses, easements and consents, free from burdensome restrictions, as are required by law for the operation of the Company’s system and as are required for the adequate conduct of its business in the territory which it serves.

Section 2.16.       During the period between the date hereof and the end of the reoffering period, the Company will notify the Remarketing Agent, promptly after the filing thereof, of any financial statements and reports that it shall file with the Commission.

Section 2.17.       Each representation, warranty or agreement stated in any certificate signed by any officer of the Company and delivered to the Remarketing Agent pursuant to this Agreement on or before the date of Closing shall constitute a representation, warranty or agreement by the Company upon which the Remarketing Agent shall be entitled to rely.

Article III

Remarketing Agent’s CONDITIONS

The obligations of the Remarketing Agent to purchase and pay for the Bonds shall be subject to the accuracy of the representations and warranties of the Company as of the date hereof and the date of Closing, to the performance by the Company of its obligations hereunder and to the following further conditions:

Section 3.1.           At the time of Closing, (i) this Agreement shall be duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and shall not have been amended, modified or supplemented since the date hereof except as may be agreed to in writing by the Remarketing Agent, (ii) the Rate Change Notice shall not have been amended or rescinded and shall be in full force and effect, (iii) the First Supplemental Indenture shall be duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and shall not be amended, modified or supplemented from the form heretofore delivered to the Remarketing Agent except as may be agreed to in writing by the Remarketing Agent, (iv) the Release Agreement shall be duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and shall not be amended, modified or supplemented from the form heretofore delivered to the Remarketing Agent except as may be agreed to in writing by the Remarketing Agent, (v) the Continuing Disclosure Undertaking shall be duly authorized, executed and delivered by the Company and shall be in full force and effect and shall not be amended, modified or supplemented from the form attached as Appendix D to the Reoffering Circular except as may be agreed to in writing by the Remarketing Agent, (vi) the Reoffering Circular shall not have been amended, modified or supplemented since the date hereof except as provided herein and as agreed to in writing by the Remarketing Agent and except insofar as reports on Form 10-Q or Form 8-K filed by the Company with the Commission are incorporated by reference in the Reoffering Circular, (vii) the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date of Closing and (viii) no order, decree or injunction of any court of competent jurisdiction shall have been issued, nor shall proceedings therefor have been commenced, nor shall any order, ruling, regulation or administrative proceeding by any governmental body or board have been issued or enacted, with the purpose or effect of prohibiting the reoffering of the Bonds contemplated hereby or by the Reoffering Circular or the performance by the Issuer or the Company of their respective obligations under the Loan Agreement, the Indenture, the Tax Agreement, the Pledge Agreement, the Company Mortgage, the Continuing Disclosure Undertaking, the Release Agreement or this Agreement in accordance with the respective terms thereof.

Section 3.2.           The Remarketing Agent shall have the right to cancel its obligation to purchase the Bonds if between the date hereof and the date of Closing, (i) legislation shall have been enacted by or introduced in the Congress of the United States or shall have been reported out of committee, or a decision shall have been rendered by a court of the United States or the Tax Court of the United States, or a ruling or a regulation shall have been made by the Treasury Department of the United States or the Internal Revenue Service, with respect to federal taxation upon revenues or other income derived by the Issuer, or any similar body, or upon interest received on obligations of the general character of the Bonds, that in the judgment of the Remarketing Agent materially adversely affects the market for obligations the interest on which is excludible from gross income for federal income tax purposes generally or makes it impracticable or inadvisable for the Remarketing Agent to enforce commitments to purchase the Bonds in the reoffering, or (ii) legislation shall be enacted by or introduced in the Congress of the United States or shall have been reported out of committee with an effective date prior to the date of Closing, or a decision by a court of the United States shall be rendered, or a ruling or regulation by the Commission or other governmental agency having jurisdiction of the subject matter shall be made, the effect of which is that (A) the Bonds, the Loan Agreement or obligations of the general character of the Bonds or the Loan Agreement are not exempt from the registration, qualification or other requirements of the Securities Act or the Exchange Act, or (B) the Indenture or instruments of the general character of the Indenture are not exempt from the registration, qualification or other requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or (iii) there shall have occurred any change in or affecting the business or properties of the Company and its subsidiary taken as a whole the effect of which is, in the judgment of the Remarketing Agent, so material and adverse as to make it impracticable or inadvisable for the Remarketing Agent to enforce commitments to purchase the Bonds in the reoffering, or (iv) there shall have been any decrease in the rating of any of the Company’s First Mortgage Bonds or the Bonds by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services the effect of which is, in the judgment of the Remarketing Agent, so material and adverse as to make it impracticable or inadvisable for the Remarketing Agent to enforce commitments to purchase the Bonds in the reoffering, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which is such as to make it, in the judgment of the Remarketing Agent, impracticable or inadvisable to proceed with the reoffering or delivery of the Bonds on the terms and in the manner described or contemplated in the Reoffering Circular, or (vi) there shall have occurred any adverse change in national or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Remarketing Agent, impracticable or inadvisable to proceed with the reoffering or delivery of the Bonds on the terms and in the manner described or contemplated in the Reoffering Circular, or (vii) trading securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, or (viii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, or (ix) in the reasonable judgment of the Remarketing Agent, any supplement or amendment to the Reoffering Circular delivered pursuant to Section 1.6 has or will have a material adverse effect on the ability of the Remarketing Agent to enforce commitments to purchase the Bonds in the reoffering.

Section 3.3.           At or prior to the date of Closing, the Remarketing Agent shall receive the following:

(a)                The opinion of Chapman and Cutler LLP, Bond Counsel, dated the date of Closing and addressed to the Company, the Issuer, Ambac Assurance Corporation (“Ambac”), the Trustee and the Remarketing Agent, in substantially the form attached as Appendix C to the Reoffering Circular;

(b)               The opinion of General Counsel to the Company, dated the date of Closing and addressed to the Issuer and the Remarketing Agent, in substantially the form attached hereto as Exhibit A;

(c)                The opinion of Clifford Boevers, Deputy and County Prosecuting Attorney, dated the date of Closing and addressed to the Company, Chapman and Cutler LLP, the Trustee, Ambac and the Remarketing Agent, in substantially the form attached hereto as Exhibit B;

(d)               The supplemental opinion of Bond Counsel, dated the date of Closing and addressed to the Company and the Remarketing Agent, in substantially the form attached hereto as Exhibit C;

(e)                The opinions of Dewey & LeBoeuf LLP, counsel to the Company, dated the date of Closing and addressed to the Remarketing Agent, in substantially the form attached hereto as Exhibits D-1 and D-2;

(f)                The opinions of Sullivan & Cromwell LLP, counsel to the Remarketing Agent and the Co-Managers, dated the date of Closing and addressed to the Remarketing Agent and the Co-Managers, in substantially the form attached hereto as Exhibits E-1 and E-2;

(g)               The opinion of In-house counsel for the Trustee, dated the date of Closing and addressed to the Company, the Issuer, Ambac and the Remarketing Agent, in substantially the form attached hereto as Exhibit F;

(h)               A letter from Deloitte & Touche LLP, auditors for the Company, dated the date of Closing and addressed to the Remarketing Agent, substantially to the effect attached hereto as Exhibit G;

(i)                 The Company’s certificate, signed by a Vice President responsible for financial matters, the Chief Financial Officer, the Secretary, the Treasurer or any Assistant Treasurer of the Company, dated the date of Closing, to the effect that (A) the representations and warranties of the Company herein are true and correct in all material respects as of the date of Closing; and (B) the Company has complied in all material respects with all the terms of this Agreement to be complied with by it prior to or concurrently with the Closing;

(j)                 One copy of each of the First Supplemental Indenture, the Release Agreement and the Continuing Disclosure Undertaking, duly executed by the parties thereto;

(k)               One certified copy of the resolution of the governing body of the Issuer approving and authorizing the execution and delivery of the First Supplemental Indenture and the Release Agreement;

(l)                 One specimen Bond with the new CUSIP number referred to in Section 1.2(f);

(m)             A certificate of the Idaho Secretary of State as to the good standing of the Company under the laws of the State of Idaho;

(n)               A certificate of the Wyoming Secretary of State as to the good standing of the Company as a foreign corporation under the laws of the State of Wyoming; and

(o)               Such additional legal opinions, certificates, proceedings, instruments and other documents as the Remarketing Agent may reasonably request.

Article IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1.           (a)        The Company agrees to indemnify and hold the Remarketing Agent, each director, trustee, member, officer, official, partner or employee thereof and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (collectively, the “Remarketing Indemnified Parties”) against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which any such Remarketing Indemnified Party may become subject, under federal laws or regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) a determination that the Bonds or the obligations of the Company under the Loan Agreement should have been registered under the Securities Act or the Indenture should have been qualified under the Trust Indenture Act; or (b) any untrue statement or alleged untrue statement of any material fact set forth in the Reoffering Circular or the omission or alleged omission to state in the Reoffering Circular any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any Remarketing Indemnified Party in any such case to the extent that any such loss, claim, damage, liability or action (x) relates to information contained in Appendix B or C of the Reoffering Circular or (y) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Reoffering Circular in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Remarketing Indemnified Party for inclusion therein, it being understood and agreed that the only such information furnished by any Remarketing Indemnified Party consists of the information described as such in subsection (b) below; and provided further that the foregoing indemnity shall not inure to the benefit of any Remarketing Indemnified Party on account of any loss, claim, damage, liability or action that results from such Remarketing Indemnified Party’s failure to provide a copy of the Reoffering Circular (exclusive of any documents incorporated by reference therein) or the Reoffering Circular as then amended or supplemented (exclusive of documents incorporated by reference therein) to a purchaser of the Bonds with or prior to the final written confirmation of a sale of the Bonds.  The foregoing indemnity shall include reimbursement for any legal or other expenses reasonably incurred by any such Remarketing Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(b)        The Remarketing Agent agrees to indemnify and hold harmless the Company, each director, trustee, member, officer, official, partner or employee thereof and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (collectively, the “Company Indemnified Parties” and together with the Remarketing Indemnified Parties, the “Indemnified Parties”) against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which any such Company Indemnified Party may become subject, under federal laws or regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact set forth in the Reoffering Circular or the omission or alleged omission to state in the Reoffering Circular any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Reoffering Circular in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Remarketing Agent for inclusion therein, it being understood and agreed that the only such information furnished by the Remarketing Agent consists of the second, fourth, fifth, sixth and seventh paragraphs under “Remarketing.”  The foregoing indemnity shall include reimbursement for any legal or other expenses reasonably incurred by any such Company Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.1, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section 4.1.  In case any such action shall be brought against any Indemnified Party and such party shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of such Indemnified Party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both an Indemnified Party and an indemnifying party and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or in addition to the defense available to the indemnifying party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defenses of such action on behalf of such Indemnified Party or Parties and the indemnifying party shall pay the legal and other expenses subsequently incurred by any such Indemnified Party in connection with the defense thereof.  Upon receipt of notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, except as described in the preceding sentence, the indemnifying party shall not be liable to such Indemnified Party under this Section 4.1 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation incurred at the request of the indemnifying party or such counsel, and shall not be liable to such Indemnified Party with respect to such action under this Section 4.1 if such Indemnified Party effects the settlement of such action without the consent of the indemnifying party, but if settled with the consent of the indemnifying party or if there shall be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

Section 4.2.           If the indemnification provided for in Section 4.1 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall, in lieu of indemnifying the Indemnified Parties, contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the Indemnified Parties, respectively, from the reoffering of the Bonds to which the loss, claim, damage or liability (or action in respect thereof) relates and also to the relative fault of the indemnifying party and the Indemnified Parties, respectively, in connection with the failure to register or qualify certain instruments as described in Section 4.1 or in connection with the statement or omission which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as the total proceeds from the reoffering of the Bonds (before deducting reoffering costs and expenses other than fees received by the Remarketing Agent) received by the Company bear to the total fees received by the Remarketing Agent.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Remarketing Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Remarketing Agent, respectively, agree that it would not be just and equitable if contribution pursuant to this Section 4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.2.  The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above in this Section 4.2 shall be deemed to include any legal or other expenses reasonably incurred by such party (or any director, trustee, member, officer, official, partner, employee or controlling person of any of them) in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 4.2, the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Bonds reoffered by or through the Remarketing Agent to the public exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

Article V

EXPENSES

The fees of rating agencies, any fees of the Trustee in connection with the reoffering of the Bonds, the fees and expenses of counsel for the Company, Bond Counsel and counsel for the Remarketing Agent, any fees of DTC and all out-of-pocket expenses of the Remarketing Agent, including travel and other expenses and the fees and expenses of accountants for the Company, shall be paid by the Company.

If the Company shall be unable to satisfy the conditions to the Remarketing Agent’s obligations in this Agreement or if the Remarketing Agent’s obligations to purchase and pay for the Bonds shall be terminated for any reason permitted by this Agreement, the Company agrees to pay all out-of-pocket expenses incurred by the Remarketing Agent, including attorneys’ fees and disbursements, which relate to the financing.

Article VI

GENERAL PROVISIONS

Section 6.1.           Any notice or other communication to be given to the Company under this Agreement may be given by delivering the same in writing to the Company at 1221 West Idaho Street, Boise, Idaho 83702-5627, and any notice or other communication to be given to the Remarketing Agent may be given by delivering the same in writing to J.P. Morgan Securities Inc., as Remarketing Agent, at its address set forth on Schedule I hereto.

Section 6.2.           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 6.3.           This Agreement is made solely for the benefit of the Company and the Remarketing Agent (including their successors or assigns) and, except as provided in Article IV, no other person, partnership, association or corporation shall acquire or have any right hereunder or by virtue hereof.  All agreements, representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Remarketing Agent and shall survive the delivery of and payment for the Bonds.  The provisions of Articles II, IV and VII of this Agreement shall survive the delivery of and payment for the Bonds.

Section 6.4.           This Agreement shall become effective when executed and delivered by the parties hereto.

Section 6.5.           This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

Article VII

COMPLIANCE WITH remarketing provisions of INDENTURE

Section 7.1.           The Original Remarketing Agreement is hereby terminated upon the effectiveness of this Agreement.

Section 7.2.           (a) Pursuant to Section 10.20 of the Indenture, the Company hereby confirms the appointment of J.P. Morgan Securities Inc. as the Remarketing Agent for the Bonds during any period when any Bonds bear interest at the Daily Interest Rate, Weekly Interest Rate, Flexible Interest Rate or Term Interest Rate, in each case as described in the Indenture.

(b)        The Remarketing Agent hereby confirms its acceptance and agrees to perform the duties and obligations imposed upon it as Remarketing Agent under the Indenture and hereunder and agrees to remarket the Bonds as provided herein.  The Remarketing Agent further agrees to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Company and the Trustee at all reasonable times.

Section 7.3.           The Remarketing Agent, in its individual capacity, either as principal or agent, may buy, sell, own, hold and deal in any of the Bonds, and may join in any action that any owner of Bonds may be entitled to take with like effect as if it did not act in any capacity hereunder.  The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Company and may act as depository, trustee or agent for any committee or body of owners of Bonds or other obligations of the Company as freely as if it did not act in any capacity hereunder.

Section 7.4.           The Remarketing Agent hereby represents to the Company that the Remarketing Agent is qualified and authorized to perform all of the duties imposed on it hereunder and under the Indenture and agrees to abide by all of the provisions of the Indenture insofar as it governs its activities as Remarketing Agent for the Bonds.

Section 7.5.           It is the express intention of the parties hereto that no purchase, sale or transfer of any Bonds, as herein provided, shall constitute or be construed to be the extinguishment of any Bond or the indebtedness represented thereby or the reissuance of any Bond or the refunding of any indebtedness represented thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

J.P. MORGAN SECURITIES INC.,

Remarketing Agent

By  /s/ Michael R. Altman_____________

Name: Michael R. Altman

Title:   Vice President

IDAHO POWER COMPANY

By  /s/ Steven R. Keen_________________

Name: Steven R. Keen

Title:   Vice President and Treasurer

SCHEDULE I

The remarketing of the Bonds following the purchase of the Bonds by the Remarketing Agent will be allocated between the Remarketing Agent and each of the Co-Managers listed below in the principal amounts set forth after each of their respective names below for reoffering to the public in accordance with an Agreement Among Co-Managers dated as of the date hereof.

Remarketing Agent	Principal Amount of Bonds to be Allocated

J.P. Morgan Securities Inc. Tax-Exempt Capital Markets 383 Madison Avenue New York, New York 10179 Mail Code: NY1-M104	$46,520,000
The Co-Managers
Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park, 11th Floor New York, New York 10036	$23,260,000
Wachovia Bank, National Association One Wachovia Center 301 South College Street Charlotte, NC 28202	$23,260,000
Wedbush Morgan Securities Inc. 1000 Wilshire Boulevard, 9th Floor Los Angeles, CA 90017 __________________________________	$23,260,000 _____________________________________
Total	$116,300,000

EXHIBIT A

[OPINION OF GENERAL COUNSEL TO THE COMPANY]

August 20, 2009

Sweetwater County, Wyoming

80 West Flaming Gorge Way

Green River, Wyoming  82935

J.P. Morgan Securities Inc.

Tax-Exempt Capital Markets

383 Madison Avenue

New York, New York 10179

Mail Code: NY1-M104

Re:       $116,300,000 Sweetwater County, Wyoming

Pollution Control Revenue Refunding Bonds

(Idaho Power Company Project) Series 2006

Ladies and Gentlemen:

I am General Counsel to Idaho Power Company, an Idaho corporation (the “Company”), and have acted as such in connection with the reoffering of $116,300,000 Sweetwater County, Wyoming Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (the “Bonds”).  The Bonds were originally issued on October 3, 2006 by Sweetwater County, Wyoming (the “Issuer”) under and pursuant to a Trust Indenture, dated as of October 1, 2006 (the “Original Indenture”), between the Issuer and Union Bank, N.A., formerly known as Union Bank of California, N.A., as trustee (the “Trustee”), and the proceeds of the Bonds were loaned by the Issuer to the Company pursuant to a Loan Agreement, dated as of October 1, 2006 (the “Loan Agreement”), between the Issuer and the Company.  This opinion is being furnished to you pursuant to Section 3.3(b) of the Remarketing and Purchase Agreement, dated August 13, 2009 (the “Purchase Agreement”), between the Company and J.P. Morgan Securities Inc. (the “Remarketing Agent”).  Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Purchase Agreement.

I have examined originals, or copies certified or otherwise identified to my satisfaction, of such records, agreements, documents and other instruments, and such matters of law, as I have deemed necessary or appropriate for the purposes hereof.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents.  As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid documents, resolutions, instruments, certificates and records.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, I am of the opinion that:

1.                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Idaho, with the requisite corporate power to own its properties and conduct its business in all material respects as described in the Reoffering Circular dated August 13, 2009 (the “Reoffering Circular”), as amended or supplemented; and the Company is duly qualified to transact business as a foreign corporation in the State of Wyoming.

2.                  The Purchase Agreement has been duly authorized, executed and delivered by the Company.

3.                  The Amended and Restated Continuing Disclosure Undertaking, dated as of August 20, 2009, by the Company (the “Continuing Disclosure Undertaking”), has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

4.                  The Release Agreement, dated as of August 20, 2009, among the Issuer, the Company, the Trustee, Ambac Assurance Corporation and the Remarketing Agent (the “Release Agreement”), has been duly authorized, executed and delivered by the Company and, assuming that the Release Agreement has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitutes a legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, the Release Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law), and provided that my opinion with respect to enforceability of the indemnification provisions is qualified to the extent that enforceability is limited by federal or state securities laws or public policy relating thereto.

5.                  All regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the reoffering of the Bonds in the manner set forth in the Purchase Agreement and the execution, delivery and performance of its obligations under the Purchase Agreement and the Release Agreement have been obtained and are in effect, it being understood that I express no opinion as to any consents or approvals required to be obtained or other actions required to be taken under any state securities or Blue Sky laws.

6.                  To the best of my knowledge and other than as set forth in the Reoffering Circular as amended or supplemented, there are no legal or governmental proceedings pending to which the Company is a party or as to which any property of the Company is subject, the outcome of which, if adversely decided, would individually or in the aggregate have a material adverse effect on the financial position or results of operations of the Company, the consummation of the transactions contemplated by the Purchase Agreement or the validity or enforceability of the Bonds, the Indenture, the Loan Agreement, the Continuing Disclosure Undertaking, the First Mortgage Bonds, the Company Mortgage, the Pledge Agreement or the Release Agreement; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

7.                  The execution and delivery by the Company of the Purchase Agreement, the Release Agreement and the Continuing Disclosure Undertaking and the performance by the Company of its obligations thereunder and the compliance by the Company with all of the provisions of the First Mortgage Bonds and the Loan Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such actions result in any violation of any provisions of the Restated Articles of Incorporation, as amended, or the Bylaws, as amended, of the Company or in a violation of any statute or any order, rule or regulation of any court or governmental agency or body in the United States having jurisdiction over the Company or any of its properties, it being understood that I express no opinion as to any consents or approvals required to be obtained or other actions required to be taken under any state securities or Blue Sky laws.

8.                  The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended, including the rules and regulations of the Securities and Exchange Commission thereunder, for the registration of non-convertible investment grade debt securities in connection with a primary offering for cash.

9.                  The statements summarizing the provisions of the First Mortgage Bonds and the Company Mortgage contained in the Reoffering Circular under the caption “The First Mortgage Bonds and the Company Mortgage” accurately summarize such provisions in all material respects.

As General Counsel of the Company, I have reviewed Appendix A to the Reoffering Circular and have had discussions regarding Appendix A to the Reoffering Circular and related matters with certain officers and representatives of the Company and with Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in Appendix A to the Reoffering Circular.  Based upon these procedures, nothing has come to my attention that has caused me to believe that Appendix A to the Reoffering Circular, as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to my attention that has caused me to believe that Appendix A to the Reoffering Circular as amended or supplemented, as of the date and time of delivery of this letter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  I express no view as to the financial statements and other financial or accounting data contained or incorporated by reference in Appendix A to the Reoffering Circular or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s report on the effectiveness of the Company’s internal control over financial reporting incorporated by reference therein.

I am a member of the Idaho Bar and do not hold myself out as an expert on the laws of any other state.  My opinions expressed above are limited to the laws of the State of Idaho and the federal laws of the United States and, with respect to paragraphs 1, 5, 6 and 7, to the laws of the States of Montana, Nevada, Oregon and Wyoming as well.  As to all matters of New York law, I have relied upon an opinion of even date herewith addressed to you by Dewey & LeBoeuf LLP, counsel for the Company. With respect to paragraph 3 above, I have assumed that the Continuing Disclosure Undertaking has been entered into by the Company in the expectation that the beneficial owners of the Bonds will rely thereon and would suffer injury in the event of any breach thereof.

I am furnishing this opinion solely for your benefit in connection with the execution and delivery of the Purchase Agreement.  This opinion is not to be relied upon by any other person, nor is it to be used, circulated, quoted or otherwise referred to for any other purpose, or in any other transaction or context without my express prior written consent, except that this opinion may be relied upon by Dewey & LeBoeuf LLP and Sullivan & Cromwell LLP as to matters relating to the laws of the States of Idaho, Montana, Nevada, Oregon and Wyoming in connection with their opinions pursuant to the Purchase Agreement.

Very truly yours,

[to be signed by Rex Blackburn]

EXHIBIT B

[OPINION OF ISSUER’S COUNSEL]

August 20, 2009

Idaho Power Company

1221 West Idaho Street

Boise, Idaho  83707

Chapman and Cutler LLP

201 South Main Street, Suite 2000

Salt Lake City, Utah  84111

Union Bank, N.A.,

formerly known as Union Bank of California, N.A.,

as trustee

Attn:  Global Corporate Trust

2 North La Salle Street, Suite 1020

Chicago, Illinois  60602

Ambac Assurance Corporation

One State Street Plaza

New York, New York  10004

J.P. Morgan Securities Inc.

Tax-Exempt Capital Markets

383 Madison Avenue

New York, New York  10179

Mail Code:  NY1-M104

Re:       $116,300,000 Sweetwater County, Wyoming

Pollution Control Revenue Refunding Bonds

(Idaho Power Company Project) Series 2006

Ladies and Gentlemen:

I have acted as counsel to Sweetwater County, Wyoming (the “County”), in connection with the execution and delivery of (a) the First Supplemental Trust Indenture, dated the date hereof (the “First Supplemental Indenture”), amending and supplementing that certain Trust Indenture, dated as of October 1, 2006 (collectively with the First Supplemental Indenture, the “Indenture”), each between the County and Union Bank, N.A., formerly known as Union Bank of California, N.A., as trustee (the “Trustee”), relating to the County’s $116,300,000 Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (the “Bonds”) and (b) the Release Agreement, dated the date hereof (the “Release Agreement”), by and among the County, Idaho Power Company, the Trustee, J.P. Morgan Securities, Inc., as the remarketing agent for the Bonds (the “Remarketing Agent”) and the owner of all Bonds outstanding under the Indenture, and Ambac Assurance Corporation (“Ambac”).

As such counsel, I have examined the following:

             a.     Such parts of the Constitution and laws of the State of Wyoming (the “State”) and rules of procedure of the County as I deem to be necessary for the purpose of rendering this opinion.

             b.     Applicable proceedings of the Board of County Commissioners of the County (the “Board”), including the resolution of the Board adopted on July 7, 2009 (the “Resolution”), authorizing the execution and delivery of the First Supplemental Indenture and the Release Agreement.

             c.     Executed counterparts of the First Supplemental Indenture and the Release Agreement.

Based on the foregoing and such other matters as I deem necessary to render this opinion, I am of the opinion that:

             1.     The County is a political subdivision existing under the Constitution and statutes of the State, and has the power and authority to adopt the Resolution and to execute, deliver, and perform its obligations under the First Supplemental Indenture and the Release Agreement.

             2.     The County has taken all action in accordance with law necessary to authorize the execution and delivery of the First Supplemental Indenture and the Release Agreement.

             3.     The Resolution has been duly adopted by the Board.  The meeting at which the Resolution was adopted was open to the public at all times and was duly called, noticed and held in conformity with the applicable laws of the State and applicable procedures of the County.  The Resolution is in full force and effect and has not been modified, amended or repealed.

             4.     The First Supplemental Indenture and the Release Agreement have each been duly authorized, executed and delivered by the County, are each in full force and effect, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the valid, binding and enforceable obligations of the County according to its terms; except that the rights and remedies set forth therein may be limited by any applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors’ rights generally or general principles of equity.

             5.     The authorization, execution and delivery by the County of the First Supplemental Indenture and the Release Agreement do not and will not violate any existing rule, regulation, ordinance, statute or constitutional provision or any order, decree, writ or injunction and do not and will not contravene the provisions of, constitute a default under, or result in the creation of a lien, charge or encumbrance prohibited by, any existing agreement, indenture, bond resolution or other instrument to which the County is a party or by which the County or any of its assets are bound.

             6.     There is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or, to the best of my knowledge after due inquiry, threatened against or affecting the County wherein an unfavorable decision, ruling or finding would materially and adversely affect the enforceability of the Resolution, the First Supplemental Indenture or the Release Agreement, the validity of the Bonds or the Trustee’s lien on the Trust Estate (as defined in the Indenture) .

             7.     All of the County’s right, title and interest in and to (a) the payments due under the Loan Agreement from the Company to the County (except for certain payments to the County with respect to expenses, indemnification and taxes), and (b) the payments due under the First Mortgage Bonds (as defined in the Indenture), have been duly and legally assigned by the County to the Trustee for the payment of the principal of and interest on the Bonds.  All appropriate filings and other steps necessary to perfect the security interest created by the Indenture in the Trust Estate (including all of the right, title and interests of the County in and to the Loan Agreement and the First Mortgage Bonds), and all the Revenues (as defined in the Indenture) of the County from the Loan Agreement and the First Mortgage Bonds, as against all third party creditors of and purchasers for value in good faith from the Company or the County, have been taken; and the Indenture constitutes a first lien on the Trust Estate (including the Loan Agreement, First Mortgage Bonds and Revenues of the County from the Loan Agreement and the First Mortgage Bonds).

             8.     No laws have been enacted at the Regular Session of the Sixtieth Legislature of the State or at any special session of such Legislature held thereafter which would adversely affect the right or authority of the County to execute, deliver and perform its obligations under the First Supplemental Indenture or the Release Agreement, the validity of the Bonds or the Trustee’s first lien on the Trust Estate.

I express no opinion as to (i) the effect of any insurance law on the transactions contemplated by the Release Agreement, (ii) whether any action, except the consent of the County as set forth in the Release Agreement, is required for the release of the County’s rights, if any, under the financial guaranty insurance policy or (iii) the scope of the release, except for the release by the County of Ambac from Ambac’s obligations under the financial guaranty insurance policy to pay principal of and interest on the Bonds in the event that the Company fails to make such payments, or whether the terms of the Release Agreement may be affected by Ambac’s purported retention of subrogation rights.

My opinion represents my legal judgment based upon my review of the law and the facts that I deem relevant to render such opinion and is not a guarantee of a result.  This opinion is given as of the date hereof and I assume no obligation to review or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

Respectfully submitted,

EXHIBIT C

[SUPPLEMENTAL OPINION OF BOND COUNSEL]

August 20, 2009

Idaho Power Company

1221 West Idaho Street

Boise, Idaho 83707

J.P. Morgan Securities Inc.

Tax-Exempt Capital Markets

383 Madison Avenue

New York, New York 10179

Mail Code: NY1-M104

Re:       $116,300,000 Sweetwater County, Wyoming

Pollution Control Revenue Refunding Bonds

(Idaho Power Company Project) Series 2006

Ladies and Gentlemen:

This letter is addressed to you pursuant to Section 3.3(d) of the Remarketing and Purchase Agreement, dated August 13, 2009 (the “Purchase Agreement”), between Idaho Power Company, an Idaho corporation (the “Company”), and J.P. Morgan Securities Inc., as Remarketing Agent (the “Remarketing Agent”), providing for the purchase of $116,300,000 Sweetwater County, Wyoming Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (the “Bonds”).  The Bonds were originally issued on October 3, 2006 by Sweetwater County, Wyoming (the “Issuer”) under and pursuant to a Trust Indenture, dated as of October 1, 2006 (the “Original Indenture”), between the Issuer and Union Bank, N.A., formerly known as Union Bank of California, N.A., as trustee (the “Trustee”), and the proceeds of the Bonds were loaned by the Issuer to the Company pursuant to a Loan Agreement, dated as of October 1, 2006 (the “Loan Agreement”), between the Issuer and the Company.  Pursuant to the Purchase Agreement, the Remarketing Agent is reoffering the Bonds to the public by means of a Reoffering Circular, dated August 13, 2009 (the “Reoffering Circular”).  In connection with such reoffering of the Bonds, the Original Indenture has been amended and supplemented by the First Supplemental Trust Indenture, dated as of the date hereof (the “First Supplemental Indenture,” and the Original Indenture as so amended and supplemented, the “Indenture”), between the Issuer and the Trustee.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined in the Indenture, in the Purchase Agreement.

C-1

We have not been engaged nor have we undertaken to review or verify the accuracy, completeness or sufficiency of the Reoffering Circular, except that in our capacity as Bond Counsel in connection with the reoffering of the Bonds we have reviewed the information contained in the Reoffering Circular under the captions “The Bonds” (apart from the information relating to The Depository Trust Company and its book-entry only system), “The Loan Agreement” and “The Indenture”, solely to determine whether such information and summaries conform to the Bonds, the Loan Agreement and the Indenture.  The purpose of our professional engagement was not to establish or confirm factual matters in the Reoffering Circular, and we have not undertaken any obligation to verify independently any of the factual matters set forth under these captions.  Subject to the foregoing, the summary descriptions in the Reoffering Circular under such captions, as of the date of the Reoffering Circular and as of the date hereof, insofar as such descriptions purport to describe or summarize certain provisions of the Bonds (apart from the information relating to The Depository Trust Company and its book-entry only system), the Loan Agreement and the Indenture are accurate summaries of such provisions in all material respects. In addition, the information in the Reoffering Circular under the caption “Tax Exemption” (and the statements related thereto on the cover page of the Reoffering Circular) purporting to describe or summarize our opinions concerning certain federal tax matters relating to the Bonds has been reviewed by us and is an accurate summary in all material respects.  Except as specifically described in this paragraph, we express no opinion with respect to and have not undertaken to determine independently the accuracy, fairness or completeness of any statements contained or incorporated by reference in the Reoffering Circular.

We have examined the Project Certificate of the Company dated as of October 3, 2006 (the “Project Certificate”) and Tax Exemption Certificate and Agreement, dated as of October 3, 2006 (the “Tax Agreement”), with respect to certain material facts which are solely within the Company’s knowledge.  Based upon our review of the Indenture, the Loan Agreement, the Project Certificate, the Tax Agreement and such other documents and showings and related matters of law as we have deemed necessary and in reliance thereon, we are of the opinion that, under existing law, in connection with the reoffering, sale and delivery of the Bonds under the circumstances described in the Reoffering Circular, the Bonds and the Loan Agreement are not required to be registered under the Securities Act of 1933, as amended, and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

In rendering this opinion, we have relied upon certifications of the Company and the Issuer with respect to certain material facts solely within the knowledge of the Company and the Issuer, as the case may be.  Our opinion represents our legal judgment based upon our review of the law and the facts that we deem relevant to render such opinion, and is not a guarantee of a result.  This opinion is given as of the date hereof and we assume no obligation to revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This letter is furnished by us as Bond Counsel.  With respect to the Remarketing Agent, no attorney-client relationship has existed or exists between our firm and yourselves in connection with the Bonds or by virtue of this letter.  This letter is not intended to be relied upon by owners of the Bonds or by any other party to whom it is not specifically addressed.

Very truly yours,

C-2

EXHIBIT D-1

[OPINION OF COUNSEL TO THE COMPANY]

August 20, 2009

J.P. Morgan Securities Inc.

Tax-Exempt Capital Markets

383 Madison Avenue

New York, New York 10179

Mail Code: NY1-M104

Re:       $116,300,000 Sweetwater County, Wyoming

Pollution Control Revenue Refunding Bonds

(Idaho Power Company Project) Series 2006

Ladies and Gentlemen:

We have acted as New York counsel to Idaho Power Company, an Idaho corporation (the “Company”), in connection with the reoffering of $116,300,000 Sweetwater County, Wyoming Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (the “Bonds”).  The Bonds were originally issued on October 3, 2006 by Sweetwater County, Wyoming (the “Issuer”) under and pursuant to a Trust Indenture, dated as of October 1, 2006 (the “Original Indenture”), between the Issuer and Union Bank, N.A., formerly known as Union Bank of California, N.A., as trustee (the “Trustee”), and the proceeds of the Bonds were loaned by the Issuer to the Company pursuant to a Loan Agreement, dated as of October 1, 2006 (the “Loan Agreement”), between the Issuer and the Company.  This opinion is being furnished to you pursuant to Section 3.3(e) of the Remarketing and Purchase Agreement, dated August 13, 2009 (the “Purchase Agreement”), between the Company and J.P. Morgan Securities Inc. (the “Remarketing Agent”).  Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Purchase Agreement.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments, and such matters of law, as we have considered necessary or appropriate for purposes hereof.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid documents, resolutions, instruments, certificates and records.  We have also assumed the regularity of all corporate procedures.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, we are of the opinion that:

1.                  The Purchase Agreement has been duly authorized, executed and delivered by the Company.

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2.                  The Amended and Restated Continuing Disclosure Undertaking, dated as of August 20, 2009, by the Company (the “Continuing Disclosure Undertaking”), has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

3.                  The Release Agreement, dated as of August 20, 2009, among the Issuer, the Company, the Trustee, Ambac Assurance Corporation and the Remarketing Agent (the “Release Agreement”), has been duly authorized, executed and delivered by the Company and, assuming that the Release Agreement has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitutes a legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, the Release Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law), and provided that our opinion with respect to enforceability of the indemnification provisions is qualified to the extent that enforceability is limited by federal or state securities laws or public policy relating thereto.

4.                  It is not necessary to register any security on which the Company is an obligor under the Securities Act of 1933, as amended, or to qualify any indenture on which the Company is an obligor under the Trust Indenture Act of 1939, as amended, in connection with the reoffering of the Bonds pursuant to the Purchase Agreement.

5.                  All regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the reoffering of the Bonds in the manner set forth in the Purchase Agreement and the execution, delivery and performance of its obligations under the Purchase Agreement and the Release Agreement have been obtained and are in effect, it being understood that we express no opinion as to any consents or approvals required to be obtained or other actions required to be taken under any state securities or Blue Sky laws.

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6.                  The statements summarizing the provisions of the Bonds (other than the information relating to The Depository Trust Company and its book-entry only system), the Indenture, the Loan Agreement, the First Mortgage Bonds and the Company Mortgage (other than those referred to in the last sentence of the penultimate paragraph of this letter) contained in the Reoffering Circular, dated August 13, 2009  under the captions “The Bonds,” “The Loan Agreement,” “The Indenture” and “The First Mortgage Bonds and the Company Mortgage” accurately summarize such provisions in all material respects.

With respect to the opinion expressed in paragraph 4 above, we have relied upon the opinion of Chapman and Cutler LLP, dated October 3, 2006 attached to the Reoffering Circular as Appendix B, the opinions of Chapman and Cutler LLP dated March 12, 2008 and April 3, 2008, and the opinion of Chapman and Cutler LLP dated August 20, 2009 in the form attached to the Reoffering Circular as Appendix C, as to the status of the Bonds under Federal income tax laws. With respect to paragraph 2 above, we have assumed that the Continuing Disclosure Undertaking has been entered into by the Company in the expectation that the beneficial owners of the Bonds will rely thereon and would suffer injury in the event of any breach thereof.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.  As to all matters of Idaho law and as to the matters set forth in paragraph 5 above, we have relied upon an opinion of even date herewith addressed to you by Rex Blackburn, General Counsel for the Company. We express no opinion as to the statements made under the caption “The First Mortgage Bonds and The Company Mortgage” in the Reoffering Circular stated to be made in reliance upon the opinion of Rex Blackburn, General Counsel to the Company, in his capacity as an expert.

We are furnishing this opinion solely for your benefit in connection with the execution and delivery of the Purchase Agreement.  This opinion is not to be relied upon by any other person, nor is it to be used, circulated, quoted or otherwise referred to for any other purpose, or in any other transaction or context without our express prior written consent, except that this opinion may be relied upon by Rex Blackburn as to matters of New York law in connection with his opinion pursuant to the Purchase Agreement.

Very truly yours,

D-1-3

EXHIBIT D-2

[OPINION OF COUNSEL TO THE COMPANY]

August 20, 2009

J.P. Morgan Securities Inc.

Tax-Exempt Capital Markets

383 Madison Avenue

New York, New York 10179

Mail Code: NY1-M104

Re:       $116,300,000 Sweetwater County, Wyoming

Pollution Control Revenue Refunding Bonds

(Idaho Power Company Project) Series 2006

Ladies and Gentlemen:

We have acted as New York counsel to Idaho Power Company, an Idaho corporation (the “Company”), in connection with the reoffering of $116,300,000 Sweetwater County, Wyoming Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (the “Bonds”) pursuant to a Remarketing and Purchase Agreement, dated August 13, 2009 (the “Purchase Agreement”), with J.P. Morgan Securities Inc. (the “Remarketing Agent”).  The Bonds were originally issued on October 3, 2006 by Sweetwater County, Wyoming (the “Issuer”) under and pursuant to a Trust Indenture, dated as of October 1, 2006 (the “Original Indenture”), between the Issuer and Union Bank, N.A., formerly known as Union Bank of California, N.A., as trustee (the “Trustee”), and the proceeds of the Bonds were loaned by the Issuer to the Company pursuant to a Loan Agreement, dated as of October 1, 2006 (the “Loan Agreement”), between the Issuer and the Company.  This opinion is being furnished to you pursuant to Section 3.3(e) of the Purchase Agreement.  Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Purchase Agreement.

D-2-1

In the course of the preparation by the Company of Appendix A to the Reoffering Circular, dated August 13, 2009 (the “Reoffering Circular”), we had conferences with certain of its officers and representatives, with other counsel for the Company and with Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in Appendix A to the Reoffering Circular.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in Appendix A to the Reoffering Circular, and we have not undertaken any obligation to verify independently any of the factual matters set forth therein.  Moreover, many of the determinations required to be made in the preparation thereof involve matters of a non-legal nature.  Based upon the procedures set forth above, nothing has come to our attention that has caused us to believe that Appendix A to the Reoffering Circular, as of its date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to our attention that has caused us to believe that Appendix A to the Reoffering Circular, as amended or supplemented as of the date and time of this letter, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We express no view as to the financial statements and other financial or accounting data contained or incorporated by reference in Appendix A to the Reoffering Circular, or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s report on the effectiveness of the Company’s internal control over financial reporting incorporated by reference therein.

We are furnishing this letter solely for your benefit in connection with the execution and delivery of the Purchase Agreement.  This opinion is not to be relied upon by any other person, nor is it to be used, circulated, quoted or otherwise referred to for any other purpose, or in any other transaction or context without our express prior written consent.

Very truly yours,

D-2-2

EXHIBIT E-1

[OPINION OF COUNSEL TO THE Remarketing Agent AND THE CO-MANAGERS]

August 20, 2009

J.P. Morgan Securities Inc.

Tax-Exempt Capital Markets

383 Madison Avenue

New York, New York 10179

Mail Code: NY1-M104

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park, 11th Floor

New York, New York  10036

Wachovia Bank, National Association

One Wachovia Center

301 South College Street

Charlotte, NC 28202

Wedbush Morgan Securities Inc.

1000 Wilshire Boulevard, 9th Floor

Los Angeles, CA 90017

Ladies and Gentlemen:

In connection with the purchase today by J.P. Morgan Securities Inc., as Remarketing Agent (the “Remarketing Agent”), and the reoffering by you, pursuant to the Remarketing and Purchase Agreement, dated August 13, 2009 (the “Purchase Agreement”), between Idaho Power Company, an Idaho corporation (the “Company”), and the Remarketing Agent, of $116,300,000 Sweetwater County, Wyoming Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (the “Bonds”), previously issued pursuant to the Trust Indenture, dated as of October 1, 2006, as amended by the First Supplemental Trust Indenture, dated as of August 20, 2009 (the “First Supplemental Indenture”), between Sweetwater County, Wyoming and Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as trustee (the “Indenture Trustee”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in our opinion:

(1)        The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Idaho.

E-1-1

(2)        The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(3)        The Release Agreement, dated as of August 20, 2009, among Sweetwater County, Wyoming, the Company, the Indenture Trustee, Ambac Assurance Corporation and the Remarketing Agent (the “Release Agreement”) has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to public policies relating to enforceability of the indemnification provisions thereof.

(4)        The Amended and Restated Continuing Disclosure Undertaking, dated as of August 20, 2009, by the Company, has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and satisfies in all material respects the requirements currently in effect for a written agreement or contract set forth in paragraph (b)(5) of Rule 15c2-12 under the Securities Exchange Act of 1934.

(5)        It is not necessary to register the Bonds under the Securities Act of 1933, or to qualify an indenture in respect of the Bonds under the Trust Indenture Act of 1939, in connection with the reoffering of the Bonds as contemplated in the Purchase Agreement.

(6)        All regulatory consents and approvals required to be obtained by the Company under the Federal laws of the United States or the laws of the States of Idaho or New York in connection with the reoffering of the Bonds in the manner set forth in the Purchase Agreement and the execution, delivery and performance of the Purchase Agreement and the Release Agreement have been obtained and are in effect.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of Idaho and New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  In rendering the foregoing opinion, we have relied as to the incorporation of the Company and all other matters of Idaho law upon the opinion, dated the date hereof, of Rex Blackburn, General Counsel of the Company, delivered to the Remarketing Agent pursuant to Section 3.3(b) of the Purchase Agreement.

In rendering our opinion in paragraph (5) above, we have relied upon the opinion of Chapman and Cutler LLP dated October 3, 2006 attached to the Reoffering Circular as Appendix B, the opinions of Chapman and Cutler LLP dated March 12, 2008 and April 3, 2008, and the opinion of Chapman and Cutler LLP dated August 20, 2009 in the form attached to the Reoffering Circular as Appendix C, as to the status of the Bonds under the Federal income tax laws.

E-1-2

In rendering the foregoing opinion, we have relied as to certain matters upon information obtained from public officials, officers and representatives of the Company and the Remarketing Agent and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Release Agreement has been duly authorized, executed and delivered by each party thereto other than the Remarking Agent and constitutes a valid and legally binding obligation of each such party, enforceable in accordance with its terms, that the Amended and Restated Continuing Disclosure Undertaking has been entered into by the Company in the expectation that the beneficial owners of the Bonds will rely thereon and would suffer injury in the event of any breach thereof, and that the signatures on all documents examined by us are genuine.

Very truly yours,

E-1-3

EXHIBIT E-2

[OPINION OF COUNSEL TO THE Remarketing Agent AND THE CO-MANAGERS]

August 20, 2009

J.P. Morgan Securities Inc.

Tax-Exempt Capital Markets

383 Madison Avenue

New York, New York 10179

Mail Code: NY1-M104

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park, 11th Floor

New York, New York  10036

Wachovia Bank, National Association

One Wachovia Center

301 South College Street

Charlotte, NC 28202

Wedbush Morgan Securities Inc.

1000 Wilshire Boulevard, 9th Floor

Los Angeles, CA 90017

Ladies and Gentlemen:

This is with reference to the Reoffering Circular, dated August 13, 2009 (the “Reoffering Circular”), relating to $116,300,000 aggregate principal amount of the Sweetwater County, Wyoming Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (the “Bonds”), previously issued by Sweetwater County, Wyoming (the “Issuer”), including the information with respect to Idaho Power Company, an Idaho corporation (the “Company”), in Appendix A thereto (“Appendix A”).  Since certain documents filed with the Securities and Exchange Commission containing information as of various dates are incorporated by reference in Appendix A, Appendix A and such documents, taken together, do not necessarily contain a current description of the Company’s business and affairs.

E-2-1

In accordance with our understanding with you as to the scope of our services under the circumstances applicable to the reoffering of the Bonds, we reviewed the Reoffering Circular and Appendix A (including documents incorporated by reference therein), participated in discussions with your representatives, with Chapman and Cutler LLP (“Bond Counsel”), and with representatives of the Company, its counsel and its accountants and advised you as to the requirements of the applicable Federal securities laws and regulations.  Between the date of the Reoffering Circular and the time of the delivery of this letter, we participated in further discussions with your representatives, with Bond Counsel, and with representatives of the Company, its counsel and its accountants at which the contents of certain portions of the Reoffering Circular and related matters were discussed, and we reviewed certificates of officers of the Company, opinions from the Company’s counsel and Bond Counsel and a letter from the Company’s independent accountants.  On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable Federal securities laws and the experience we have gained through our practice in dealing with security issue disclosure matters, we advised you and now confirm that nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the reoffering of the Bonds, the information set forth in (i) the Reoffering Circular and (ii) Appendix A and the documents incorporated by reference therein, considered together, as of the date of the Reoffering Circular, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Also, we confirm to you that the statements contained in the Reoffering Circular under the captions “The Bonds,” “The Loan Agreement,” “The Indenture,” “The First Mortgage Bonds and The Company Mortgage” (other than those referred to in the last sentence of the penultimate paragraph of this letter) and “Remarketing,” insofar as they relate to provisions of documents therein described, constitute a fair and accurate summary of such provisions in all material respects. We also advise you that nothing that has come to our attention in the course of the procedures described in the second sentence of this paragraph has caused us to believe that the information in the Reoffering Circular and in Appendix A and the documents incorporated by reference therein, considered together, as of the date and time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Reoffering Circular are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Reoffering Circular or contained or incorporated by reference in Appendix A, except to the extent specifically noted in the penultimate sentence of the preceding paragraph.  Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Reoffering Circular or contained or incorporated by reference in Appendix A, or as to the report of management’s assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the effectiveness of the Company’s internal control over financial reporting incorporated by reference in Appendix A, or as to the statements made under the caption “The First Mortgage Bonds and The Company Mortgage” in the Reoffering Circular stated to be made in reliance upon the opinion of Rex Blackburn, General Counsel of the Company, in his capacity as an expert, or the status of the Bonds under Federal income tax law.

E-2-2

This letter is furnished by us, as counsel to the Remarketing Agent and the Co-Managers, to the Remarketing Agent and the Co-Managers solely for their benefit in their capacity as such, and may not be relied upon by any other person.  This letter may not be quoted, referred to or furnished to any other purchaser or prospective purchaser of the Bonds and may not be used in furtherance of any offer or sale of the Bonds.

Very truly yours,

E-2-3

EXHIBIT F

[OPINION OF IN-HOUSE COUNSEL TO THE TRUSTEE]

August 20, 2009

Idaho Power Company

Boise, Idaho

J.P. Morgan Securities Inc.,

  as remarketing agent,

New York, New York

Sweetwater County, Wyoming

Sweetwater, Wyoming

Ambac Assurance Corporation
New York, New York

Re:       $116,300,000 Sweetwater County, Wyoming

Pollution Control Revenue Refunding Bonds

(Idaho Power Company Project) Series 2006

Ladies and Gentlemen:

I am a Vice President and Senior Counsel of Union Bank, N.A. (formerly known as Union Bank of California, N.A.) (the “Trustee”) and have acted as counsel on the Trustee’s behalf, in connection with the execution and delivery by the Trustee of that certain Trust Indenture dated as of October 1, 2006 (the “Indenture”), as amended by the First Supplemental Trust Indenture dated as of August 20, 2009 (the “First Supplemental Indenture”), between Sweetwater County, Wyoming (the “County”) and the Trustee, and relating to the reoffering of the above-captioned bonds (the “Bonds”).

In that connection I have reviewed the following:  (i) the First Supplemental Indenture; (ii) that certain Release Agreement, dated as of August 20, 2009 (the “Release Agreement”), by and among Ambac Assurance Corporation, the Trustee, J.P. Morgan Securities Inc., the Company and the County; (iii) the Articles of Association and Bylaws of the Trustee and resolutions of the Trustee with respect to signing authority; and (iv) such other records, documents, instruments and certificates of public officials and the Trustee, as I have deemed necessary for the purpose of rendering the opinions set forth herein.

In rendering this opinion, I have relied upon the facts and information obtained from the records of the Trustee, officers of the Trustee, and other sources believed by me to be reliable, and I have not undertaken to independently verify the accuracy of the factual matters represented, warranted, or certified in such documents.  I have reviewed only copies of the documents, and I have assumed that such copies conform to the originals, which assumption I have not independently verified.

F-1

I have further assumed that each party to the First Supplemental Indenture and the Release Agreement (collectively the “Trustee Documents”), other than the Trustee, has the power to enter into and perform its obligations thereunder, has duly authorized, executed and delivered the Trustee Documents, and that each of the Trustee Documents constitutes the legal, valid and binding obligation of each party thereto other than the Trustee.

Terms used herein which are defined in the Indenture shall have the respective meanings set forth therein unless otherwise defined herein.

Based upon and subject to the foregoing, I am of the opinion that:

1.                  The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America having full power to enter into, accept and administer the trusts created under the Indenture, as amended by the First Supplemental Indenture, and to execute and deliver and perform its obligations under the Trustee Documents; and

2.                  The Trustee has duly authorized, executed and delivered the Trustee Documents and assuming for purposes of the opinion expressed in this paragraph (2) that the Trustee Documents were governed by and construed in accordance with California law, each of the Trustee Documents constitutes the legal, valid and binding obligation of the Trustee enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limited by the rights of creditors generally.

This opinion is as of the date hereof, and I have undertaken no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.  Further, this opinion neither implies, nor should it be viewed to imply, an approval or recommendation of any investment in any Bonds.

I do not express my opinion as to the effect of any law other than the laws of California and the federal laws of the United States of America on the matters referred to herein.

This opinion is furnished by me solely for your benefit and may not, without my express written consent, be relied upon by any other person.

Very truly yours,

JANIS S. PENTON

Vice President and Senior Counsel

F-2

EXHIBIT G

[Letter of company’s auditors]

Pursuant to Section 3.3(h) of the Remarketing and Purchase Agreement, the independent registered public accounting firm for the Company shall furnish a letter to the effect that:

They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

In their opinion, the consolidated financial statements and consolidated financial statement schedules audited by them and included or incorporated by reference in the Reoffering Circular comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations adopted by the Commission, and, if applicable, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the consolidated interim financial statements for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Remarketing Agent.

On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Reoffering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention that caused them to believe that:

1.                  the unaudited consolidated statements of income, consolidated statements of comprehensive income, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of capitalization included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Reoffering Circular do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the Commission;

2.                  any material modifications should be made to the unaudited consolidated financial statements described in Clause (1), included or incorporated by reference in the Reoffering Circular, for them to be in conformity with generally accepted accounting principles;

G-1

3.                  as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net assets or other items specified by the Remarketing Agent, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Reoffering Circular, except in each case for changes, increases or decreases which the Reoffering Circular discloses have occurred or may occur, for declarations of dividends, or which are described in such letter; and

4.                  for the period from the date of the latest financial statements included or incorporated by reference in the Reoffering Circular to the specified date referred to in Clause (3) there were any decreases in consolidated revenues or net income or other items specified by the Remarketing Agent, or any increases in any items specified by the Remarketing Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Remarketing Agent, except in each case for increases or decreases which the Reoffering Circular discloses have occurred or may occur, for declarations of dividends, or which are described in such letter; and

5.                  in addition to the audit referred to in their report(s) included or incorporated by reference in the Reoffering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in Clauses (2) and (3) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Remarketing Agent which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Reoffering Circular (excluding documents incorporated by reference) or in documents incorporated by reference in the Reoffering Circular specified by the Remarketing Agent, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement, except as described in such letter.

All references to the Reoffering Circular in this letter shall be deemed to refer to Appendix A to the Reoffering Circular (including all documents incorporated by reference therein) as amended or supplemented (including all documents incorporated by reference therein) in relation to the Bonds for purposes of the letter delivered at the Closing Date for such Bonds.

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